CEC ANNOUNCES 2Q17 RESULTS …PG 1

Exhibit 99.1

CAREER EDUCATION CORPORATION REPORTS RESULTS FOR SECOND QUARTER ENDED JUNE 30, 2017

University Group total enrollments increased 3.2% versus the prior year

Schaumburg, Ill. (August 9, 2017) – Career Education Corporation (NASDAQ: CECO) today reported operating and financial results for the second quarter and year to date ended June 30, 2017.

University Group Key Highlights:

•	Total enrollment increased 3.2 percent as compared to the prior year
•	University Group and Corporate operating income for the second quarter of 2017 higher than our projected outlook range
•	Revenue of $285.7 million for the current year to date as compared to $287.3 million in the prior year, with the decline primarily driven by the academic calendar redesign at AIU

2nd Quarter Consolidated Results:

•

Revenue of $146.2 million for the current quarter as compared to revenue of $182.6 million for the prior year quarter, with the decline driven by the continued progress toward teach-out completion of our Transitional Group and Culinary Arts campuses

•	Operating income of $9.1 million for the quarter as compared to $17.3 million for the prior year quarter, with the decline primarily driven by the academic calendar redesign at AIU

Year to Date Consolidated Results:

•

Revenue of $308.3 million for the current year to date as compared to revenue of $381.5 million for the prior year, with the decline driven by the continued progress toward teach-out completion of our Transitional Group and Culinary Arts campuses

•

Operating income of $18.9 million for the current year to date as compared to $24.3 million for the prior year, with the decline primarily driven by the continued progress toward teach-out completion of our Transitional Group and Culinary Arts campuses

•	Ended the quarter with $172.1 million in cash, cash equivalents, restricted cash and available-for-sale short-term investments

“Second quarter results came in ahead of our expectations and we continue to execute on our strategy to pursue sustainable and responsible growth opportunities,” said Todd Nelson, President and Chief Executive Officer. “Our Universities have continued to redesign their operations to further enhance student retention and outcomes. We are investing in and improving execution across our student-facing and student support operations. Total enrollments within the University Group increased 3.2 percent versus the prior year and we expect positive new enrollments for the second half of 2017. We are confident in our full year outlook and are encouraged by the improving student retention and engagement we are experiencing.”

CEC ANNOUNCES 2Q17 RESULTS …PG 2

REVENUE

For the quarter and year to date ended June 30, 2017, total revenue was $146.2 million and $308.3 million representing a decrease of 19.9 percent and 19.2 percent, respectively, compared to total revenue of $182.6 million and $381.5 million for the quarter and year to date ended June 30, 2016, respectively. The decrease was primarily driven by declining revenues within the Transitional Group and Culinary Arts segments which are in teach-out.

Total revenue for the University Group was $137.4 million and $285.7 million representing a decrease of 3.5 percent and 0.5 percent, respectively, for the quarter and year to date ended June 30, 2017. The decrease for the current quarter is primarily driven by the academic calendar redesign at AIU.

	For The Quarter Ended June 30,			For The Year to Date Ended June 30,
Revenue ($ in thousands)	2017	2016	Increase (Decrease)	2017	2016	Increase (Decrease)
CTU	$91,204	$91,736	-0.6%	$185,239	$183,702	0.8%
AIU (1)	46,215	50,608	-8.7%	100,468	103,581	-3.0%
Total University Group	137,419	142,344	-3.5%	285,707	287,283	-0.5%
Corporate and Other	—	—	NM	—	—	NM
Subtotal	137,419	142,344	-3.5%	285,707	287,283	-0.5%
Culinary Arts (2)	6,646	29,998	-77.8%	16,935	68,621	-75.3%
Transitional Group (2)	2,157	10,284	-79.0%	5,689	25,608	-77.8%
Total	$146,222	$182,626	-19.9%	$308,331	$381,512	-19.2%

(1)	The decline in revenue for the second quarter of 2017 was driven by 7 less earnings days or 77 earnings days as compared to 84 earnings days in the prior year quarter.
(2)	Teach-out campuses included in the Transitional Group and Culinary Arts segments no longer enroll new students.

CEC ANNOUNCES 2Q17 RESULTS …PG 3

TOTAL AND NEW STUDENT ENROLLMENTS

As of the end of the second quarter of 2017, total student enrollments for the University Group were 32,600, compared to 31,600 as of the prior year quarter end.

	As of June 30,
Total Student Enrollments	2017	2016	Increase (Decrease)
CTU	21,000	21,200	-0.9%
AIU	11,600	10,400	11.5%
Total University Group	32,600	31,600	3.2%
Culinary Arts	700	5,000	NM
Transitional Group	300	1,600	NM
Total	33,600	38,200	-12.0%

	For The Quarter Ended June 30,			For The Year to Date Ended June 30,
New Student Enrollments	2017	2016	Increase (Decrease)	2017	2016	Increase (Decrease)
CTU (1)	5,160	5,080	1.6%	10,190	9,850	3.5%
AIU (1)	2,990	2,550	17.3%	7,920	7,410	6.9%
Total University Group (1)	8,150	7,630	6.8%	18,110	17,260	4.9%
Culinary Arts (2)	—	60	NM	—	990	NM
Transitional Group (2)	—	20	NM	—	80	NM
Total	8,150	7,710	5.7%	18,110	18,330	-1.2%

(1)

New student enrollments were impacted by a change to how the Company records certain cancelled students. Excluding the impact of this change new student enrollments would have decreased 3.9 percent for CTU, increased 5.1 percent for AIU and decreased 0.9 percent for the University Group for the quarter ended June 30, 2017 as compared to the prior year quarter and for the current year to date CTU would have decreased 1.7 percent, AIU would have decreased 1.9 percent and the University Group in total would have decreased 1.8 percent as compared to the prior year to date.

(2)	Teach-out campuses within the Transitional Group and Culinary Arts no longer enroll new students; students who re-enter after 365 days are reported as new student enrollments.

CEC ANNOUNCES 2Q17 RESULTS …PG 4

OPERATING INCOME (LOSS)

For the quarter and year to date ended June 30, 2017, the Company recorded operating income of $9.1 million and $18.9 million, respectively, compared to operating income of $17.3 million and $24.3 million for the quarter and year to date ended June 30, 2016, respectively. Total University Group operating income of $29.1 million and $56.8 million for the quarter and year to date ended June 30, 2017, respectively, decreased 20.8 percent and 2.0 percent as compared to the respective prior year periods.

	For The Quarter Ended June 30,			For The Year to Date Ended June 30,
Operating Income ($ in thousands)	2017	2016	Increase (Decrease)	2017	2016	Increase (Decrease)
CTU	$28,064	$29,970	-6.4%	$51,084	$49,207	3.8%
AIU	1,075	6,838	-84.3%	5,731	8,745	-34.5%
Total University Group	29,139	36,808	-20.8%	56,815	57,952	-2.0%
Corporate and Other	(5,847)	(5,761)	-1.5%	(10,396)	(11,573)	10.2%
Subtotal	23,292	31,047	-25.0%	46,419	46,379	0.1%
Culinary Arts	(6,753)	361	NM	(11,012)	3,467	NM
Transitional Group	(7,435)	(14,118)	47.3%	(16,522)	(25,577)	35.4%
Total	$9,104	$17,290	-47.3%	$18,885	$24,269	-22.2%

CEC ANNOUNCES 2Q17 RESULTS …PG 5

ADJUSTED OPERATING INCOME (LOSS)

The Company believes it is useful to present non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its operations. (See tables below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

As shown in the table below, adjusted operating income for the University Group and Corporate was $25.9 million and $51.5 million for the quarter and year to date ended June 30, 2017, respectively. Adjusted operating loss for the Transitional Group and Culinary Arts was $11.2 million and $21.0 million for the quarter and year to date ended June 30, 2017, respectively.

	For The Quarter Ended June 30,		For The Year to Date Ended June 30,
Adjusted Operating Income (Loss)	2017	2016	2017	2016
University Group and Corporate:
Operating income (1)	$23,292	$31,047	$46,419	$46,379
Depreciation and amortization (1)	2,559	2,777	5,090	5,880
Asset impairments (1)	—	—	—	237
Unused space charges (1) (2)	—	—	—	1,118
Adjusted Operating Income -- University Group and Corporate (1)	$25,851	$33,824	$51,509	$53,614

Transitional Group and Culinary Arts:
Operating loss (3)	$(14,188)	$(13,757)	$(27,534)	$(22,110)
Depreciation and amortization (3)	1,317	2,425	2,696	5,891
Unused space charges (2) (3)	1,654	7,128	3,811	9,140
Adjusted Operating Loss -- Transitional and Culinary Arts (3)	$(11,217)	$(4,204)	$(21,027)	$(7,079)

(1)	Amounts relate to the University Group and Corporate.
(2)	Unused space charges represent the net present value of remaining lease obligations for vacated space less an estimated amount for sublease income.
(3)	Amounts relate to the Transitional Group and Culinary Arts.

CEC ANNOUNCES 2Q17 RESULTS …PG 6

BALANCE SHEET AND CASH FLOW

Net cash provided by operating activities was $4.8 million compared to net cash provided by operating activities of $16.8 million for the quarters ended June 30, 2017 and 2016, respectively. For the year to date ended June 30, 2017, net cash flows used in operations was $34.2 million as compared to net cash provided of $6.6 million for the year to date ended 2016.

	For The Quarter Ended June 30,			For The Year to Date Ended June 30,
Selected Cash Flow Items	2017	2016	Increase (Decrease)	2017	2016	Increase (Decrease)
Net cash provided by (used in) operating activities	$4,807	$16,759	-71.3%	$(34,246)	$6,567	NM
Capital expenditures	$1,411	$1,094	29.0%	$2,146	$1,970	8.9%

As of June 30, 2017 and December 31, 2016, cash, cash equivalents, restricted cash and available-for-sale short-term investments totaled $172.1 million and $207.2 million, respectively.

OUTLOOK

Second quarter results came in ahead of our previously provided outlook and continued execution against our strategy has provided us further visibility into our anticipated operating results. As a result, the Company is providing an update to its previous outlook for adjusted operating losses related to our teach-out operations and for ending cash balances for 2017 as well as a third quarter outlook for the University Group and Corporate. The Company currently expects the following results, subject to the key assumptions identified below (see the GAAP to non-GAAP reconciliation for adjusted operating income (loss) attached to this press release for further details):

•	University Group and Corporate adjusted operating income in the range of $22 to $24 million for the third quarter of 2017, compared to $19 million in 2016.
•	University Group and Corporate adjusted operating income in the range of $100 to $105 million for the full year 2017, compared to $89 million in 2016.
•

New student enrollment expected to grow at CTU during the third quarter of 2017. Although new student enrollments are expected to decline for AIU in the third quarter of 2017 primarily due to the academic calendar redesign, AIU’s third quarter decline is expected to be more than offset with new enrollment growth during the fourth quarter of 2017.

•

Adjusted operating loss for our Transitional Group and Culinary Arts segments in the range of $45 million to $55 million in 2017, compared to adjusted operating loss of $30 million in 2016, and in the range of $10 million to $15 million in 2018 as we wind-down the remainder of our teach-out campuses.

•

End of year cash, cash equivalents, restricted cash and available-for-sale short-term investments, net of any borrowings, as reported on the consolidated balance sheets of approximately $155 million to $160 million for the year ending December 31, 2017, and expected to increase in 2018.

Operating income (loss), which is the most directly comparable GAAP measure to adjusted operating income (loss), may not follow the same trends as discussed in our outlook above because of adjustments made for unused space charges that represent the present value of future remaining lease obligations for vacated space less an estimated amount for sublease income as well as depreciation, amortization, asset impairment charges and significant legal settlements. The operating income (loss) and adjusted operating income (loss) and cash outlook provided above for 2017 and 2018 are based on the following key assumptions and factors, among others: (i) prospective student interest in our programs continues to trend in line with recent experiences, (ii) modest total enrollment growth within the University Group while achieving the intended University Group efficiencies, (iii) teach-outs to progress as expected and performance consistent with current trends, (iv) achievement of recovery rates for the Company’s real estate obligations and timing of any associated lease termination payments consistent with the Company’s historical experiences, (v) continued right-sizing of the Company’s corporate expense structure to serve primarily online institutions, (vi) no material changes in the legal or regulatory environment and excludes legal and regulatory liabilities which are not probable and estimable at this time and any impact of new or proposed regulations, including the “borrower defense to repayment” regulations and the gainful employment regulation and any modifications thereto, and (vii) consistent working capital movements in line with historical operating trends and potential impacts of teach-out campuses on working capital in line with expectations. Although these estimates and assumptions are based upon management’s good faith beliefs regarding current events and actions that may be undertaken in the future, actual results could differ materially from these estimates.

CEC ANNOUNCES 2Q17 RESULTS …PG 7

CONFERENCE CALL INFORMATION

Career Education Corporation will host a conference call on Wednesday, August 9, 2017 at 9:00 a.m. Eastern time to discuss its second quarter and year to date 2017 results. Interested parties can access the live webcast of the conference call and the related presentation materials at www.careered.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 844-378-6484 (domestic) or 412-542-4179 (international). Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.careered.com in the Investor Relations section of the website.

ABOUT CAREER EDUCATION CORPORATION

Career Education’s academic institutions offer a quality education to a diverse student population in a variety of disciplines through online, campus-based and blended learning programs. The Company’s two universities – American InterContinental University (“AIU”) and Colorado Technical University (“CTU”) – provide degree programs through the master’s or doctoral level as well as associate and bachelor’s levels. Both universities predominantly serve students online with career-focused degree programs that are designed to meet the educational demands of today’s busy adults. AIU and CTU continue to show innovation in higher education, advancing new personalized learning technologies like their intellipath™ adaptive learning platform. Career Education is committed to providing quality education that closes the gap between learners who seek to advance their careers and employers needing a qualified workforce.

A listing of individual campus locations and web links to Career Education’s institutions can be found at www.careered.com.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “believe,” “will,” “expect,” “estimate,” “continue,” “anticipate,” “outlook,” “trend” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: declines in enrollment or interest in our programs; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the gainful employment, 90-10, financial responsibility and administrative capability standards prescribed by the U.S. Department of Education), as well as applicable accreditation standards and state regulatory requirements; the impact of recently issued “defense to repayment” regulations and any modifications thereto; rulemaking by the U.S. Department of Education or any state or accreditor and increased focus by Congress and governmental agencies on, or increased negative publicity about, for-profit education institutions; our ability to successfully defend litigation and other claims brought against us; the success of our initiatives to improve student experiences, retention and outcomes; the ability of our new student admissions and advising centers in Phoenix, Arizona, to achieve anticipated operating performance; negative trends in the real estate market which could impact the costs related to teaching out campuses and the success of our initiatives to reduce our real estate obligations; our ability to achieve anticipated cost savings and business efficiencies; increased competition; the impact of management changes; and changes in the overall U.S. economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and its subsequent filings with the Securities and Exchange Commission.

###

CEC ANNOUNCES 2Q17 RESULTS …PG 8

CONTACT

Investors:

Alpha IR Group

Sam Gibbons or Chris Hodges

(312) 445-2870

CECO@alpha-ir.com

Or

Media:

Career Education Corporation

(847) 585-2600

media@careered.com

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,	December 31,
	2017	2016
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents, unrestricted	$38,898	$49,507
Restricted cash	1,375	1,375
Restricted short-term investments	7,097	8,597
Short-term investments	124,702	147,681
Total cash and cash equivalents, restricted cash and short-term investments	172,072	207,160

Student receivables, net	21,389	22,825
Receivables, other, net	1,163	929
Prepaid expenses	13,335	14,446
Inventories	877	1,868
Other current assets	791	817
Assets of discontinued operations	100	148
Total current assets	209,727	248,193

NON-CURRENT ASSETS:
Property and equipment, net	35,434	40,512
Goodwill	87,356	87,356
Intangible assets, net	8,100	8,500
Student receivables, net	2,780	3,055
Deferred income tax assets, net	149,528	158,272
Other assets	7,563	7,608
Assets of discontinued operations	5,987	6,105
TOTAL ASSETS	$506,475	$559,601

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$10,414	$10,099
Accrued expenses:
Payroll and related benefits	31,485	41,203
Advertising and production costs	10,196	10,253
Income taxes	2,098	1,830
Other	32,923	69,244
Deferred tuition revenue	27,230	28,364
Liabilities of discontinued operations	6,667	8,219
Total current liabilities	121,013	169,212

NON-CURRENT LIABILITIES:
Deferred rent obligations	23,879	30,713
Other liabilities	23,421	31,751
Liabilities of discontinued operations	3,214	6,422
Total non-current liabilities	50,514	68,886

STOCKHOLDERS' EQUITY:
Preferred stock	-	-
Common stock	842	835
Additional paid-in capital	618,105	613,325
Accumulated other comprehensive income (loss)	39	(258)
Accumulated deficit	(66,767)	(76,230)
Cost of shares in treasury	(217,271)	(216,169)
Total stockholders' equity	334,948	321,503
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$506,475	$559,601

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND

COMPREHENSIVE INCOME

(In thousands, except per share amounts and percentages)

	For The Quarter Ended June 30,
	2017	% of Total Revenue	2016	% of Total Revenue
REVENUE:
Tuition and fees	$145,507	99.5%	$181,432	99.3%
Other	715	0.5%	1,194	0.7%
Total revenue	146,222		182,626
OPERATING EXPENSES:
Educational services and facilities	36,406	24.9%	58,062	31.8%
General and administrative	96,836	66.2%	102,072	55.9%
Depreciation and amortization	3,876	2.7%	5,202	2.8%
Asset impairment	—	0.0%	—	0.0%
Total operating expenses	137,118	93.8%	165,336	90.5%
Operating income	9,104	6.2%	17,290	9.5%
OTHER INCOME (EXPENSE):
Interest income	464	0.3%	301	0.2%
Interest expense	(113)	-0.1%	(116)	-0.1%
Miscellaneous income (expense)	253	0.2%	(231)	-0.1%
Total other income (expense)	604	0.4%	(46)	0.0%
PRETAX INCOME	9,708	6.6%	17,244	9.4%
Provision for income taxes	5,045	3.5%	4,620	2.5%

INCOME FROM CONTINUING OPERATIONS	4,663	3.2%	12,624	6.9%
Loss from discontinued operations, net of tax	(377)	-0.3%	(785)	-0.4%
NET INCOME	4,286	2.9%	11,839	6.5%

OTHER COMPREHENSIVE INCOME, net of tax:
Foreign currency translation adjustments	222		(97)
Unrealized gain on investments	11		131
Total other comprehensive income	233		34
COMPREHENSIVE INCOME	$4,519		$11,873

NET INCOME PER SHARE - BASIC and DILUTED:
Income from continuing operations	$0.07		$0.18
Loss from discontinued operations	(0.01)		(0.01)
Net income per share	$0.06		$0.17

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	69,025		68,368
Diluted	70,884		69,015

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND

COMPREHENSIVE INCOME

(In thousands, except per share amounts and percentages)

	For the Year to Date Ended June 30,
	2017	% of Total Revenue	2016	% of Total Revenue
REVENUE:
Tuition and fees	$306,884	99.5%	$379,217	99.4%
Other	1,447	0.5%	2,295	0.6%
Total revenue	308,331		381,512
OPERATING EXPENSES:
Educational services and facilities	76,579	24.8%	119,600	31.3%
General and administrative	205,081	66.5%	225,635	59.1%
Depreciation and amortization	7,786	2.5%	11,771	3.1%
Asset impairment	—	0.0%	237	0.1%
Total operating expenses	289,446	93.9%	357,243	93.6%
Operating income	18,885	6.1%	24,269	6.4%
OTHER INCOME:
Interest income	854	0.3%	566	0.1%
Interest expense	(226)	-0.1%	(352)	-0.1%
Miscellaneous income (expense)	293	0.1%	(14)	0.0%
Total other income	921	0.3%	200	0.1%
PRETAX INCOME	19,806	6.4%	24,469	6.4%
Provision for income taxes	9,546	3.1%	8,755	2.3%

INCOME FROM CONTINUING OPERATIONS	10,260	3.3%	15,714	4.1%
Loss from discontinued operations, net of tax	(797)	-0.3%	(864)	-0.2%
NET INCOME	9,463	3.1%	14,850	3.9%

OTHER COMPREHENSIVE INCOME, net of tax:
Foreign currency translation adjustments	263		96
Unrealized gain on investments	34		454
Total other comprehensive income	297		550
COMPREHENSIVE INCOME	$9,760		$15,400

NET INCOME PER SHARE - BASIC:
Income from continuing operations	$0.15		$0.23
Loss from discontinued operations	(0.01)		(0.01)
Net income per share	$0.14		$0.22

NET INCOME PER SHARE - DILUTED:
Income from continuing operations	$0.14		$0.23
Loss from discontinued operations	(0.01)		(0.01)
Net income per share	$0.13		$0.22

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	68,803		68,261
Diluted	70,590		68,627

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For The Year to Date Ended June 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$9,463	$14,850
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Asset impairment	—	237
Depreciation and amortization expense	7,786	11,771
Bad debt expense	15,112	14,769
Compensation expense related to share-based awards	2,326	1,391
Deferred income taxes	8,743	—
Gain on disposition of property and equipment	—	(238)
Changes in operating assets and liabilities:	(77,676)	(36,213)
Net cash (used in) provided by operating activities	(34,246)	6,567

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(145,088)	(93,689)
Sales of available-for-sale investments	169,480	58,330
Purchases of property and equipment	(2,146)	(1,970)
Proceeds on the sale of assets	—	3,400
Payments of cash upon sale of businesses	—	(62)
Net cash provided by (used in) investing activities	22,246	(33,991)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	2,459	278
Payment on borrowings	—	(38,000)
Payments of employee tax associated with stock compensation	(1,101)	(520)
Net cash provided by (used in) financing activities	1,358	(38,242)

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS:	33	(36)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(10,609)	(65,702)
CASH AND CASH EQUIVALENTS, beginning of the period	50,882	116,740
CASH AND CASH EQUIVALENTS, end of the period	$40,273	$51,038

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For The Quarter Ended June 30,
	2017	2016
REVENUE:
CTU	$91,204	$91,736
AIU	46,215	50,608
Total University Group	137,419	142,344
Corporate and Other	—	—
Subtotal	137,419	142,344
Culinary Arts	6,646	29,998
Transitional Group	2,157	10,284
Total	$146,222	$182,626

OPERATING INCOME (LOSS):
CTU	$28,064	$29,970
AIU	1,075	6,838
Total University Group	29,139	36,808
Corporate and Other	(5,847)	(5,761)
Subtotal	23,292	31,047
Culinary Arts	(6,753)	361
Transitional Group	(7,435)	(14,118)
Total	$9,104	$17,290

OPERATING MARGIN (LOSS):
CTU	30.8%	32.7%
AIU	2.3%	13.5%
Total University Group	21.2%	25.9%
Corporate and Other	NM	NM
Subtotal	16.9%	21.8%
Culinary Arts	NM	1.2%
Transitional Group	NM	NM
Total	6.2%	9.5%

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For The Year to Date Ended June 30,
	2017	2016
REVENUE:
CTU	$185,239	$183,702
AIU	100,468	103,581
Total University Group	285,707	287,283
Corporate and Other	—	—
Subtotal	285,707	287,283
Culinary Arts	16,935	68,621
Transitional Group	5,689	25,608
Total	$308,331	$381,512

OPERATING INCOME (LOSS):
CTU	$51,084	$49,207
AIU	5,731	8,745
Total University Group	56,815	57,952
Corporate and Other	(10,396)	(11,573)
Subtotal	46,419	46,379
Culinary Arts	(11,012)	3,467
Transitional Group	(16,522)	(25,577)
Total	$18,885	$24,269

OPERATING MARGIN (LOSS):
CTU	27.6%	26.8%
AIU	5.7%	8.4%
Total University Group	19.9%	20.2%
Corporate and Other	NM	NM
Subtotal	16.2%	16.1%
Culinary Arts	NM	5.1%
Transitional Group	NM	NM
Total	6.1%	6.4%

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In thousands)

	For The Quarter Ended June 30,		For The Year to Date Ended June 30,
	ACTUAL		ACTUAL
Adjusted Operating Income (Loss)	2017	2016	2017	2016
University Group and Corporate:
Operating income (2) (3)	$23,292	$31,047	$46,419	$46,379
Depreciation and amortization (3)	2,559	2,777	5,090	5,880
Asset impairments (3)	—	—	—	237
Unused space charges (3) (4)	—	—	—	1,118
Adjusted Operating Income -- University Group and Corporate (5)	$25,851	$33,824	$51,509	$53,614

Transitional Group and Culinary Arts:
Operating loss (2) (6)	$(14,188)	$(13,757)	$(27,534)	$(22,110)
Depreciation and amortization (6)	1,317	2,425	2,696	5,891
Unused space charges (4) (6)	1,654	7,128	3,811	9,140
Adjusted Operating Loss -- Transitional and Culinary Arts (5)	$(11,217)	$(4,204)	$(21,027)	$(7,079)

	For the Year to Date Ended December 31,			For the Quarter Ended September 30,
	ACTUAL	OUTLOOK		ACTUAL	OUTLOOK
Adjusted Operating Income (Loss)	2016	2017	2018	2016	2017
University Group and Corporate:
Operating income (2) (3)	$44,717	$89 - $94M	Growth vs 2017	$16,190	$19 - $21M
Depreciation and amortization (3)	11,164	~11	2017 levels	2,594	~3
Asset impairments (3)	237	None Assumed		-	None Assumed
Unused space charges (3) (4)	1,134	None Assumed		-	None Assumed
Significant legal settlements (3)	32,000	None Assumed		-	None Assumed
Adjusted Operating Income -- University Group and Corporate (5)	$89,252	$100 - $105M	Growth vs 2017	$18,784	$22 - $24M

Transitional Group and Culinary Arts:
Operating loss (2) (6)	$(77,061)	($67 - $77M)	($15 - $20M)	$(16,896)
Depreciation and amortization (6)	11,583	~5	-	2,621
Asset impairments (6)	927	None Assumed		-
Unused space charges (4) (6)	34,719	~17	~5	4,983
Adjusted Operating Loss -- Transitional and Culinary Arts (5)	$(29,832)	($45 - $55M)	($10 - $15M)	$(9,292)

(1)

The Company believes it is useful to present non-GAAP financial measures which exclude certain significant items as a means to understand the performance of its operations. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help analyze the performance of its operations, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance.

The Company believes adjusted operating income (loss) allows it to analyze and assess its ongoing operations and compare current operating results with the operational performance of other companies in its industry because it does not give effect to potential differences caused by items it does not consider reflective of underlying operating performance, such as unused space charges and significant legal reserves. In evaluating adjusted operating income (loss), investors should be aware that in the future the Company may incur expenses similar to the adjustments presented above. The presentation of adjusted operating income (loss) should not be construed as an inference that the Company's future results will be unaffected by expenses that are unusual, non-routine or non-recurring. Adjusted operating income (loss) has limitations as an analytical tool, and it should not be considered in isolation, or as a substitute for net income (loss), operating income (loss), or any other performance measure derived in accordance and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of liquidity.

Non-GAAP financial measures, when viewed in a reconciliation to corresponding GAAP financial measures, provide an additional way of viewing the Company’s results of operations and the factors and trends affecting the Company’s business.  Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.

(2)

Operating income for the University Group and Corporate and operating loss for the Transitional Group and Culinary Arts make up the components of operating income (loss). A reconciliation of these components for the quarters and years to date ended June 30, 2017 and 2016 is presented below:

	For The Quarter Ended June 30,		For The Year to Date Ended June 30,
	ACTUAL		ACTUAL
	2017	2016	2017	2016
Operating income for University Group and Corporate	$23,292	$31,047	$46,419	$46,379
Operating loss for Culinary Arts and Transitional	(14,188)	(13,757)	(27,534)	(22,110)
Operating income	$9,104	$17,290	$18,885	$24,269
(3)	Amounts relate to the University Group and Corporate.
(4)

Unused space charges represent the net present value of remaining lease obligations for vacated space less an estimated amount for sublease income. These charges relate to exiting leased space as the Company continues to right-size the organization and therefore are not considered representative of ongoing operations.

(5)

Management assesses results of operations for the University Group and Corporate separately from the Transitional Group and Culinary Arts. As the Transitional Group and Culinary Arts have been announced for teach-out, management views these operations as not reflective of the ongoing business. As a result, management views adjusted operating income from the University Group and Corporate separately from the remainder of the organization, to assess results and make decisions.

(6)	Amounts relate to the Transitional Group and Culinary Arts.